UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 11, 2016

NiSource Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16189	35-2108964
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

801 East 86th Avenue Merrillville, Indiana	46410
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (877) 647-5990

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders.
On May 11, 2016, NiSource Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). Set forth below are the matters acted upon by the stockholders of the Company at the Annual Meeting as described in the Company’s Proxy Statement filed on April 7, 2016, and the final voting results for each matter.
Proposal 1: Election of Directors. The number of votes cast for and against each nominee, as well as the number of abstentions and broker non-votes, were as follows:

Name of Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Richard A. Abdoo	256,252,809	2,895,622	995,166	24,238,198
Aristides S. Candris	256,465,221	2,589,287	1,089,089	24,238,198
Wayne S. DeVeydt	256,441,833	2,543,645	1,158,119	24,238,198
Joseph Hamrock	257,111,275	2,170,364	861,958	24,238,198
Deborah A. Henretta	256,717,359	2,533,355	892,883	24,238,198
Michael E. Jesanis	256,410,133	2,598,670	1,134,794	24,238,198
Kevin T. Kabat	256,704,845	2,332,559	1,106,193	24,238,198
Richard L. Thompson	255,029,937	4,130,041	983,619	24,238,198
Carolyn Y. Woo	254,449,898	4,905,750	787,949	24,238,198
Each nominee, having received more votes in favor of his or her election than against election, was elected.
Proposal 2: Advisory Approval of Executive Compensation. The number of votes cast for and against this matter, as well as the number of abstentions, were as follows:

Votes For	Votes Against	Abstentions
243,847,027	14,716,731	1,579,839
There were 24,238,198 broker non-votes as to Proposal 2.
Proposal 2, having received the affirmative vote of the holders of at least a majority of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting, was approved on an advisory basis.
Proposal 3: Ratification of Independent Registered Public Accountants. The number of votes cast for and against this matter, as well as the number of abstentions, were as follows:

Votes For	Votes Against	Abstentions
279,865,146	3,747,892	768,757
There were no broker non-votes as to Proposal 3.
Proposal 3, having received the affirmative vote of the holders of at least a majority of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting, was approved.
Proposal 4: Stockholder Proposal Regarding Reports on Political Contributions. The number of votes cast for and against this matter, as well as the number of abstentions, were as follows:

Votes For	Votes Against	Abstentions
110,413,627	109,203,512	40,526,458
There were 24,238,198 broker non-votes as to Proposal 4.
Proposal 4, having failed to receive the affirmative vote of the holders of at least a majority of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting, was not approved.

Proposal 5: Stockholder Proposal Regarding a Senior Executive Equity Retention Policy. The number of votes cast for and against this matter, as well as the number of abstentions, were as follows:

Votes For	Votes Against	Abstentions
16,123,369	241,490,576	2,529,652
There were 24,238,198 broker non-votes as to Proposal 5.
Proposal 5, having failed to receive the affirmative vote of the holders of at least a majority of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting, was not approved.
Proposal 6: Stockholder Proposal Regarding Accelerated Vesting of Equity Awards of Senior Executives Upon a Change in Control. The number of votes cast for and against this matter, as well as the number of abstentions, were as follows:

Votes For	Votes Against	Abstentions
103,420,913	154,992,971	1,729,713
There were 24,238,198 broker non-votes as to Proposal 6.

Proposal 6, having failed to receive the affirmative vote of the holders of at least a majority of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting, was not approved.

ITEM 7.01	Regulation FD Disclosure.
On May 11, 2016, the Company issued a press release announcing that its Board of Directors declared a quarterly dividend of 16.5 cents per share payable to the holders of its common stock. The Company’s press release announcing the dividend increase is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01	Financial Statements and Exhibits.
(d) Exhibits:

Exhibit Number	Description
99.1	Press Release issued on May 11, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NISOURCE INC.

May 12, 2016	By:	/s/Samuel K. Lee
Samuel K. Lee
Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued on May 11, 2016